[S]
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, DC  20549
                   _______________________________
                              FORM S-8
                       REGISTRATION STATEMENT
                   UNDER THE SECURITIES ACT OF 1933

                      The Fairchild Corporation
                     _____________________________
        (Exact name of registrant as specified in its charter)

         DELAWARE                                34-0728587
_________________________________________________________________
               (State or other jurisdiction of(IRS Employer
             incorporation or organization)Identification No.)

  300 West Service Road, Washington Dulles International Airport,
                   P.O. Box 10803, Chantilly, VA 20153
____________________________________________________________
             (Address of Principal Executive Offices)

                      1996 NON-EMPLOYEE DIRECTORS
             STOCK OPTION PLAN OF THE FAIRCHILD CORPORATION
                          (the "1996 NED Plan")

                     1986 NON-QUALIFIED & INCENTIVE
             STOCK-OPTION PLAN OF THE FAIRCHILD CORPORATION
                          (the "1986 Plan")
____________________________________________________________
             (Full title of the Plans -- Two Plans)

                          COLIN M. COHEN
         Senior Vice President and Chief Financial Officer
     c/o The Fairchild Corporation / Telephone (703) 478-5800
  300 West Service Road, Washington Dulles International Airport,
                   P.O. Box 10803, Chantilly VA  20153
____________________________________________________________
     (Name, address and telephone number of agent for service)

        Copies to:  Donald E. Miller, Esq.(General Counsel)
c/o The Fairchild Corporation / Telephone (703) 478-5800
300 West Service Road, Washington Dulles International Airport,
                 P.O. Box 10803, Chantilly VA  20153

The filing date of this document is November 26, 1996.

                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------
                             Proposed    Proposed
Title of                     Maximum     Maximum
Securities     Amount        Offering    Aggregate   Amount of
to be          to be         Price       Offering    Registration
Registered     Registered    Per Share   Price       Fee

Class A
Common Stock,  1,879,797
par value      shares        $16.63    $31,261,024   $10,779.66
$0.10          (a)            (b)        (c)          (d)

-------------------
(a) This is the aggregate maximum number of shares of Class A Common Stock remaining and authorized to be issued from the date hereof through the full life of each plan, as follows: 1986 Plan, 1,629,797 shares; 1990 NED Plan, 250,000 shares; subject in each case to adjustments for stock splits or other forms of recapitalization.

(b)     Represents the average of the high and low prices for The
Fairchild Corporation Class A Common Stock, as reported on the consolidated system of the New York Stock Exchange on November
26, 1996 (a date five days within the filing date of this Registration Statement).

(c)     This amount is computed by multiplying 1,879,797 (a) times
$16.63 (b).

(d)     This is one-twenty-ninth of one-percent of $31,261,024 (c).
_________________________________________________________________

                CONTENTS OF REGISTRATION STATEMENT

This Registration Statement consists of:

(1)     PART 1-A:   Information Required in the Section 10(a)
Prospectus.

(2)     PART 1-B:   Reoffer Prospectus Under Part I of Form S-3 for
Reoffers and Resales by Selling Stockholders.

(2)     PART 2:     Information Required in the Registration
Statement.

(3)     PART 3:     Exhibits
_________________________________________________________________


                           PART 1-A
      INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information.

This Registration Statement filed by The Fairchild Corporation, a
Delaware corporation (the "Company"), relates to the following stock option plans (collectively, the "Plans"):

1     1996 Non-Employee Director Stock Option Plan of The Fairchild
Corporation (the "1996 NED Plan"), approved by the Stockholders on November 21, 1996. The 1996 NED Plan provides for the issuance of stock options for up to 250,000 shares of the Company's Class A Common Stock, par value $0.10 per share (the "Class A Common Stock").

2. 1986 Non-Qualified & Incentive Stock-Option Plan of The Fairchild Corporation (the "1986 Plan"). The 1986 Plan was originally adopted as of April 9, 1986, authorizing the issuance of up to 4,320,000 shares of Class A Common Stock. The original expiration date of the 1986 Plan was April 9, 1996. On May 23, 1996 the Company's Board of Directors amended the 1986 Plan to extend the expiration date of such plan to April 9, 2006. Such amendment was approved by the Company's Board on May 23, 1996, and by the Company's Stockholders on November 21, 1996. As of the date of such amendment, there remained 1,626,797 shares of Class A Common Stock issuable under the 1986 Plan.

Document(s) containing the information specified in Form S-8, Part I, Item 1, will be sent or given to participants in each of the Plans as specified by Rule 428(b)(1). In accordance with the instructions to Form S-8, such documents are not being filed with the Securities and Exchange Commission.

Item 2.     Registrant Information and Employee Plan Annual
Information.

Participants in each of the Plans are entitled to obtain
information about the respective Plans and about the Company, consistent with the requirements of Rule 428(b). The Company shall advise participants of each of the Plans, in writing, of the address for such information.
_________________________________________________________________



PART 1-B:  REOFFER PROSPECTUS UNDER PART I OF FORM S-3 FOR
             REOFFERS AND RESALES BY SELLING STOCKHOLDERS.

Explanatory Note: This Reoffer Prospectus prepared in accordance with the requirements of Part I of From S-3 relates to the reoffer or resale by certain Selling Stockholders of certain shares of the Company's Class A Common Stock covered by the Registration Statement prepared in accordance with the requirements of Form S-8.
-----------------------------------------------------------------
Reoffer Prospectus -- Page 1
                        REOFFER PROSPECTUS

                      THE FAIRCHILD CORPORATION
  300 West Service Road, Washington Dulles International Airport
                 P.O. Box 10803, Chantilly, VA 20153
                     Telephone:  (703) 478-5800

                 1,629,797 Shares of Class A Common Stock

This prospectus relates to the reoffer and resale of 1,629,797 shares ("Shares") of Class A Common Stock, par value $0.10 per share ("Class A Common Stock"), of The Fairchild Corporation (the "Company"), which may be issued from time to time by the Company to the selling stockholders named herein (the "Selling Stockholders") pursuant to the exercise of stock options under the Company's 1986 Non-Qualified Incentive Stock Option Plan (the "1986 Plan"), which may be reoffered and resold by the Selling Stockholders from time to time for their own benefit. The Company will not receive any of the proceeds from the sale of the Shares of Class A Common Stock by the Selling Stockholders.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS REOFFER PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MAY NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED
BY THE COMPANY. THIS REOFFER PROSPECTUS DOES NOT CONSTITUTE AN OFFER IN ANY JURISDICTION IN WHICH SUCH OFFER IS NOT AUTHORIZED,
OR IN WHICH THE PERSON MAKING SUCH OFFER IS NOT QUALIFIED TO DO SO, OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER.

The date of this Reoffer Prospectus is November 26, 1996.

Reoffer Prospectus -- Page 2
                      AVAILABLE INFORMATION

The Company is subject to the information requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, DC, 20549, and at its regional offices at 500 West Madison Street. Suite 1400, Chicago, Illinois, 60621, and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Room 1024, Washington, DC, 20549 upon payment of a prescribed fee.

The Class A Common Stock is listed on the New York Stock Exchange
("NYSE"). Reports and other information concerning the Company are available for inspection and copying at the offices of the NYSE, 20 Broad Street, New York, New York, 10005.

The Company will provide without charge to each person to whom copies of this Reoffer Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this Prospects and any Registration Statement containing this Prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference in this Reoffer Prospectus or any Registration Statement containing this Reoffer Prospectus). Such requests should be made to the Company's Secretary, The Fairchild Corporation, Telephone
(703)478-5800, 300 West Service Road, Washington Dulles International Airport, P.O. Box 10803, Chantilly VA 20153.

                         USE OF PROCEEDS

The Company will not receive any of the proceeds from the sale of the Shares of Class A Common Stock by the Selling Stockholders.

                       SELLING STOCKHOLDERS

The Selling Stockholders are officers and directors selling Shares obtained pursuant to the 1986 Plan in cases where such persons are deemed "affiliates" of the Company, and/or in cases where the number of Shares being sold by such persons exceeds the limitations set forth in Rule 144 of the Securities Act.

Reoffer Prospectus  --  Page 3


As of November 1, 1996, the following persons may be deemed Selling
Stockholders:

Officer-Directors (Selling Stockholders):


     MICHAEL T. ALCOX, 48, served as Senior Vice President and Chief Financial Officer of the Company from December 1987 through September 1996; and as Treasurer from September 1990 until November 1991. Since September 30, 1996, Mr. Alcox serves as a Vice President to the Company, not employed on a full time basis. Mr. Alcox has served as a director of the Company since 1988. (1) (4)


     COLIN M. COHEN, 45, became a director of the Company in September 1996, and the Company's Senior Vice President - Business Development and Finance, and Chief Financial Officer effective
October 1, 1996.


     ERIC I. STEINER, 34, has served as Senior Vice President, Operations of the Company since May 1992, and is currently President of Fairchild Fasteners, a division of Fairchild Holding Corp. (a Company subsidiary). Prior thereto, he served as President of Camloc/RAM Products, one of the Company's operating units, from September 1993 to February 1995. He served as Vice President, Business Planning of the Company from March 1991 until May 1992. He also served as Vice President of Fairchild Industries (then a Company subsidiary) from May 1992 through March 1996. Dr. Steiner became a director of the Company in 1988


     JEFFREY J. STEINER, 59, has served as the Chairman of the Board and the Chief Executive Officer of the Company since December 1985, and as President of the Company since July 1, 1991. He became a director of the Company in 1985.

Reoffer Prospectus  --  Page 4

Other Officers (Selling Stockholders):

     ROBERT D. BUSEY, 53, has served as Vice President of the
Company since September 1992.  Mr. Busey also served as Vice
President of Fairchild Industries (then a Company subsidiary) from November 1993 through March 1996.

     JOHN L. FLYNN, 50, has served as Senior Vice President, Tax of the Company since September 1994 and as Vice President, Tax since August 1989. Mr. Flynn also served as Vice President, Tax of Fairchild Industries (the a Company subsidiary) from November 1986 through March 1996.

     HAROLD R. JOHNSON, 73, Brig. Gen., USAF (Ret.), has served as Senior Vice President, Business Development of the Company since November 1990. General Johnson also served as Vice President of Fairchild Industries (then a Company subsidiary) from February 1988 through March 1996.

     ROBERT H. KELLEY, 48, has served as Vice President, Employee Benefits of the Company since November 1993. He also served as Vice President of Fairchild Industries (then a Company subsidiary) from November 1993 through March 1996. Prior thereto, he held other management positions with Fairchild Industries.

     DONALD E. MILLER, 49, has served as Senior Vice President and General Counsel of the Company since January 1991 and Corporate Secretary since January 1995. Mr. Miller also served as Vice President and General Counsel of Fairchild Industries (then a Company subsidiary)) from November 1991 through March 1996

     JACQUES S. MOSKOVIC, 59, has served as President and CEO of
Fairchild Technologies (a Company subsidiary) since September 1994, and as Company Senior Vice President since October 1995

     KAREN L. SCHNECKENBURGER, 47, has served as Vice President of the Company since September 1992 and as Treasurer of the Company since November 1991. Ms. Schneckenburger also served as Treasurer of Fairchild Industries (then a Company subsidiary) from August 1989 through March 1996. Prior thereto, she served as Director of Finance of Fairchild Industries from 1986 through 1989.


Reoffer Prospectus  --  Page 5
Stock Ownership of Selling Stockholders as of November 1, 1996:
The following paragraphs set forth, as of November 1, 1996: (i) the number of shares of Class A Common Stock beneficially owned by each Selling Stockholder (including vested stock options, and excluding non-vested stock options); (ii) the percent of Class A Common Stock beneficially held by each Selling Stockholder (including vested stock options, and excluding non-vested stock options); and (iii) the number of shares issuable to each of the Selling Stockholders pursuant to unexercised stock options under the 1986 Plan (including vested and non-vested stock options):

Michael T. Alcox
(i) Number of shares: 10,000. (Includes 600 Shares of Class B
Common Stock.)
(ii) Percent of Class of Class A Common Stock:  0.07%
(iii) Shares Underlying Unexercised Stock Options: 0 vested stock options; 50,025 non-vested stock options.


Colin M. Cohen
(i) Number of shares: 25,000. (Includes vested stock options for 25,000 shares.)
(ii) Percent of class of Class A Common Stock: 0.18%
(iii) Shares Underlying Unexercised Stock Options: 25,000 vested stock options; 25,000 non-vested stock options.

Eric Steiner
(i) Number of shares: 111,641. (Includes (a) vested stock options for 53,025 shares, (b) 5,000 shares of Class A Common Stock owned by Mr. Eric Steiner as custodian for his children, and (c) 15,000 shares of Class B Common Stock.)
(ii) Percent of class of Class A Common Stock:  0.80%
(iii) Shares Underlying Unexercised Stock Options: 53,025 vested stock options; 65,075 non-vested stock options.

Jeffrey Steiner
(i) Number of shares: 6,700,959. (Includes (a) vested stock options for 85,675 shares and vested warrants for 375,000 shares, (b) 3,506,088 shares of Class A Common Stock and 2,533,996 shares of Class B Common Stock owned by affiliates of Mr. Steiner (of which Mr. Steiner disclaims beneficial ownership), (c) 98,700 shares owned of record by Mr. Steiner, (d) 20,000 shares of Class A Common Stock and 6,000 shares of Class B Common Stock owned by Mr. Steiner's wife, and (d) 45,500 shares of Class A Common Stock and 30,000 shares of Class B Common Stock owned by Mr. Steiner as custodian for his children
(ii)  Percent of Class of Class A Common Stock:  39.55%
(iii) Shares Underlying Unexercised Stock Options: 85,675 vested stock options; 227,025 non-vested stock options.


Reoffer Prospectus  --  Page 6

Robert D. Busey
(i) Number of shares: 1,644. (Includes vested stock options for 1,475 shares.)
(ii) Percent of class of Class A Common Stock: 0.01%
(iii) Shares underlying Unexercised Stock Options: 1,475 vested stock options; 2,675 non-vested stock options

John L. Flynn
(i) Number of shares: 30,415. (Includes vested stock options for 26,100 shares.)
(ii) Percent of class of Class A Common Stock: 0.22%
(iii) Shares underlying Unexercised Stock Options: 26,100 vested stock options; 31,800 non-vested stock options

Harold R. Johnson
(i) Number of shares: 750. (Includes vested stock options for 750 shares.)
(ii) Percent of class of Class A Common Stock: 0.01%
(iii) Shares underlying Unexercised Stock Options: 750 vested stock options; 1,500 non-vested stock options

Robert H. Kelley
(i) Number of shares: 40,910. (Includes vested stock options for 3,850 shares.)
(ii) Percent of class of Class A Common Stock: 0.29%
(iii) Shares underlying Unexercised Stock Options: 3,850 vested stock options; 4,550 non-vested stock options

Donald E. Miller
(i) Number of shares: 60,925. (Includes vested stock options for 45,425 shares.)
(ii) Percent of class of Class A Common Stock: 0.44%
(iii) Shares underlying Unexercised Stock Options: 45,425 vested stock options; 56,275 non-vested stock options

Jacques S. Moskovic
(i) Number of shares: 12,925. (Includes vested stock options for 12,925 shares.)
(ii) Percent of class of Class A Common Stock: 0.09%
(iii) Shares underlying Unexercised Stock Options: 12,925 vested stock options; 48,775 non-vested stock options.




Reoffer Prospectus  --  Page 7

Karen S. Schneckenburger
(i) Number of shares: 2,200. (Includes vested stock options for 2,200 shares.)
(ii) Percent of class of Class A Common Stock: 0.02%
(iii) Shares underlying Unexercised Stock Options: 2,200 vested stock options; 4,850 non-vested stock options

Because the Selling Stockholders may sell all or some of the Shares they hold from time-to-time pursuant to this Reoffer Prospectus, and the fact that this offering is not being underwritten on a firm commitment basis, no estimate can be given as to the exact number of Shares that will be held by the Selling Stockholders upon termination of this offering. See "Plan of Distribution."

                       PLAN OF DISTRIBUTION

There is no present plan of distribution. It is anticipated that, from time to time, the Selling Stockholders may sell all or part of the Shares of Class A Common Stock covered by this Reoffer Prospectus on the NYSE at prices and terms prevailing at the time of such sale. Any such sale may be made through broker-dealers acting as agents in ordinary brokerage transactions. The Selling Stockholders will pay brokerage commissions or discounts with respect to the sale of Shares in amounts customary for the type of transactions effected. In addition to sales sunder this Reoffer Prospectus, the Selling Stockholders may also effect sales of Shares of Class A Common Stock covered by this Prospectus pursuant to Rule 144 of the Securities Act.

                  INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the Shares of Class A Common Stock covered by this Reoffer Prospectus has been passed upon for the Company by Foley, Hoag & Eliot.

           INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the Commission are incorporated by reference in this Reoffer Prospectus:

(a) The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

(b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996.

(c) All documents subsequently filed with the Commission by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the
Exchange Act, prior to the termination of this offering shall be deemed to be incorporated by reference into this Reoffer
Prospectus.

              INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's By-Laws provide for indemnification, to the extent permitted by Delaware General Corporation Law Section 145, of the Company's directors, officers, employees or agents ("Representatives") against expenses reasonably incurred by a Representative with respect to civil, criminal, administrative or investigative actions, suits or proceedings related to their functions as Company Representatives. As a condition to such indemnification, the Representative must have acted in good faith and in a manner reasonably believed to be in the best interests of the Company or not opposed to the best interests of the Company. As a condition to such indemnification in criminal actions, the Representative must have had no reasonable cause to believe his conduct was unlawful.

With respect to causes of action against a Representative by the Company or by a third party in the name of the Company (such as shareholder derivative suits) (collectively, "Company Suits"), the Company's By-Laws provide that no indemnification may be made for a Company Suit in which a Representative is adjudged to be liable for negligence or misconduct in the performance of his duties, unless the Delaware Court of Chancery or the Court in which the Company Suit was brought determines that despite such adjudication and in view of all the circumstances of the case, the Representative is fairly and reasonably entitled to such indemnity.

The Company has purchased directors' and officers' liability insurance covering certain liabilities incurred by the Company's officers and directors in connection with the performance of their duties.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
                               ***
                     End of Reoffer Prospectus
-----------------------------------------------------------------
                             PART 2
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

The following documents filed with the Securities and Exchange
Commission are incorporated herein by reference:

a. The Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

b-1     The Company's Quarterly Report on Form 10-Q for the
quarter ended September 30, 1996.

b-2.     All other reports filed by the Company with the Securities and Exchange Commission since March 31, 1996 pursuant to Section
13(a) or 15(d) of the Securities Exchange Act of 1934 (the
"Exchange Act").

c. The description of the Company's Class A Common Stock contained in a Registration Statement on Form 8-A dated October 5, 1987, filed with the Securities and Exchange Commission pursuant to
Section 12 of the Exchange Act.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold) shall be deemed incorporated by reference in this Registration Statement and to be a part of this Registration Statement from the date of filing of such documents.

Item 4.     Description of Securities.

Not applicable.

Item 5.     Interests of Named Experts and Counsel.

The validity of the shares of Class A Common Stock covered by this Registration Statement has been passed upon for the Company by Foley, Hoag & Eliot.

Item 6.     Indemnification of Directors and Officers.

Please see discussion in the Reoffer Prospectus included in this Registration Statement, under caption "INDEMNIFICATION OF DIRECTORS AND OFFICERS," for a description of the Company's by-law provisions regarding directors and officers indemnification.

Item 7.     Exemption for Registration Claimed:  NOT APPLICABLE

Item 8.     Exhibits.

4     Instruments defining the rights of security holders:

(1) The Company's Restated Certificate of Incorporation and Bylaws are incorporated herein by reference to: (i) Exhibit C of the Company's Proxy Statement dated October 27, 1989; and (ii)
Exhibit 3(b) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989.

(2)     Specimen of Class A Common Stock Certificate is
incorporated herein by reference to Exhibit 4(i) included in the
Company's Registration Statement No. 33-15359 on Form S-2.
5     Opinion re legality

(1)     Opinion of Foley, Hoag & Eliot, dated November 26, 1996.*
(* Filed Herewith)

23     Consents of Experts and Counsel

(1) Consent of Arthur Andersen & Co., independent public accountants* (* Filed Herewith)

(2) Consent of Foley, Hoag & Eliot(contained in the opinion of counsel filed as Exhibit 5(1) hereto).

24     Power of Attorney

(1) Power of Attorney by members of the Company's Board of Directors regarding amendments to this Registration Statement, contained as part of the signatures to this Registration Statement.

Item 9.     Undertakings

(a)     The Company hereby undertakes:

(1) To file, during any period in which offers or sales of the securities registered hereunder are being made, a post-effective amendment to this Registration Statement:


(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");


(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

(iii) include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that paragraphs
(a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.


(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions (including the indemnification provisions described in Item 6 of this Registration Statement), or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered herein, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




               [SIGNATURES ON THE FOLLOWING PAGE]











                           SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chantilly, Commonwealth of Virginia, on November 26, 1996.

The Fairchild Corporation

By: _/s/________________
     Colin M. Cohen,
     Senior Vice President and Chief Financial Officer


                       POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Colin M. Cohen and Donald
E. Miller, or either of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with all exhibits thereof, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, agent, or their substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1993, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                Title                            Date

__/s/________________     Director,                     11-21-96
Jeffrey J. Steiner        Chairman, President &
                          Chief Executive Officer
                          (Principal Executive Officer)

_____________________     Director,                     11/21/96
Colin M. Cohen            Senior Vice President and
                          Chief Financial Officer
                          (Principal Financial Officer)

_____________________     Controller                    11/21/96
William B. Hamilton

_____________________     Director                      11/21/96
Michael T. Alcox

_____________________     Director                      11/21/96
Melville R. Barlow

_____________________     Director                      11/21/96
Mortimer M. Caplin

_____________________     Director                      11/21/96
Phillip David

_____________________     Director                      11/21/96
Harold J. Harris

____NO SIGNATURE________  Director                     NO SIGNATURE
Samuel J. Krasney

_____________________     Director                      11/21/96
Daniel Lebard

_____________________     Director                      11/21/96
Herbert S. Richey

_____________________     Director                      11/21/96
Robert A. Sharpe, II

_____________________     Director                      11/21/96
Eric I. Steiner











                    [EXHIBIT INDEX NEXT PAGE]














                     PART III  --  EXHIBITS

                          EXHIBIT INDEX


Exhibit No.                                               Page

4(1)        The Company's Articles of Incorporation
            (and amendments thereto) and Bylaws             *

4(2)        Specimen of Definitive
            Class A Common Stock Certificate                **

5(1)        Opinion of Foley, Hoag & Eliot.                 19

23(1)       Consent of Arthur Andersen & Co.                22

23(2)       Consent Foley, Hoag & Eliot                     ***

24(1)       Power of Attorney                              ****

* Incorporated by reference to: (i) Exhibit C of the Company's Proxy Statement dated October 27, 1989; and (ii) Exhibit 3(b) of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1989.

**          Incorporated by reference to Exhibit 4(i) included in
the Company's Registration Statement No. 33-15359 on Form S-2.

***         Included in Exhibit (5)1.

****        Contained as part of the signatures to this
Registration Statement.






















EXHIBIT 5(1)
November 26, 1996

The Fairchild Corporation
Washington Dulles International Airport
300 West Service Road
P.O. Box 10803
Chantilly, VA  20153

Ladies and Gentlemen:

     We are familiar with the Registration Statement on form S-8 (the "S-8 Registration Statement") filed today with the Securities and Exchange Commission by The Fairchild Corporation, a Delaware corporation (the "Company") relating to 1,629,797 shares of the Company's Class A Common Stock (the "Common Stock") issuable pursuant to the Company's 1986 Non-Qualified and Incentive Stock Option Plan, Amended and Restated as of May 23, 1996 (the "ISO Plan"), and 250,000 shares of the Company's Class A Common Stock issuable pursuant to the Company's 1996 Non-Employee Directors Stock Option Plan (the "NED Plan") (the ISO Plan and the NED Plan are hereinafter collectively referred to as the "Plans").

     We are familiar with the Company's Restated Certificate of Incorporation, its Amended and Restated By-Laws, the records of all meetings and consents of its Board of Directors and of its stockholders relating to the adoption and approval of the Plans and the authorization for the filing of the S-8 Registration Statement.

We have examined a Certificate of Secretary of the Company of even date herewith and such other records and documents as we deemed necessary or appropriate for purposes of rendering this opinion.

     Based upon the foregoing, we are of the opinion that (a) the Company has corporate power adequate for the issuance in the manner set forth in the S-8 Registration Statement of the 1,879,797 shares of its Class A Common Stock to be issued pursuant to the Plans and offered pursuant to the S-8 Registration Statement, (b) the Company has taken all necessary corporate action required to authorize the issuance and sale of such 1,879,797 shares and (c) when certificates for such shares have been duly executed and countersigned and delivered against due receipt of the exercise price for such shares as described in the Plans, such shares will be validly and legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as part of the S-8 Registration Statement.

Very truly yours,

FOLEY, HOAG & ELIOT LLP


------------------------
A Partner

     Exhibit 23(1)

     Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the use of our reports (and to all references to our Firm) included in or made a part of this registration statement.

     Arthur Andersen LLP
     Washington, D.C.
     November 22, 1996